Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Worldpay, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification (i) is given to such officers' knowledge, based upon such officers' investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

November 8, 2018	/s/ CHARLES D. DRUCKER
Charles D. Drucker
Executive Chairman and Co-Chief Executive Officer

November 8, 2018	/s/ PHILIP JANSEN
Philip Jansen
Co-Chief Executive Officer

November 8, 2018	/s/ STEPHANIE L. FERRIS
Stephanie L. Ferris
Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Worldpay, Inc. and will be retained by Worldpay, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]